EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Sahana Jayaraman
415-633-3216
sjayaraman@peppercom.com

BANK OF MARIN BANCORP REPORTS STRONG SECOND QUARTER EARNINGS
STEADY GROWTH IN LOANS AND DEPOSITS

NOVATO, CA, July 19, 2010 – Bank of Marin Bancorp (“Bancorp”, NASDAQ: BMRC) announced second quarter 2010 earnings of $3.3 million, up 6.5% from $3.1 million in the second quarter of 2009 and up 13.3% from $2.9 million in the first quarter of 2010.  Diluted earnings per share were $0.63 in the second quarter of 2010, an increase of 5.0% from $0.60 in the second quarter of 2009, and up 12.5% from $0.56 in the first quarter of 2010.

Earnings for the six-month period ended June 30, 2010 totaled $6.3 million, compared to $6.4 million for the same period a year ago.  Diluted earnings per share for the six-month period ended June 30, 2010 totaled $1.19, up from $0.97 for the same period a year ago.  The earnings per common share for the first half of 2009 were reduced by $0.25 as a result of Bancorp’s participation and withdrawal from the TCPP1 and $0.06 related to an FDIC2 special assessment.

“We’re very pleased by Bank of Marin’s strong earnings performance, driven by increases in loans and deposits, a result of supporting our local businesses and staying true to responsible banking fundamentals,” said Russell A. Colombo, President and Chief Executive Officer.

Bancorp also provided the following highlights on its operating and financial performance for the second quarter of 2010:

•	Loans increased $29.7 million, or 3.3% over June 30, 2009, totaling $939.3 million at June 30, 2010, including a 9.6% increase in commercial loans.

•	Deposits grew $76.6 million, or 8.3%, over a year ago, totaling $999.2 million at June 30, 2010.

•
Credit quality remains strong with a low level of non-performing loans at 1.15% of loans, down from 1.24% at March 31, 2010.  The allowance for loan losses as a percentage of loans totaled 1.25% at June 30, 2010.

•	Bancorp continues to report a robust tax-equivalent net interest margin, which equaled 5.01% in the second quarter.

•
Total risk-based capital ratio for Bancorp grew to 12.8%, up from 12.5% at March 31, 2010 and 11.7% at June 30, 2009, and continues to be well above industry requirements for a well-capitalized institution.

•
Bank of Marin (the “Bank”) was ranked number 42 on the Top 200 Community Banks list as published by U.S. Banker magazine in its June 2010 issue, and continues to receive the highest five star superior rating from Bauer Financial.

Loans and Credit Quality

Total loans grew to $939.3 million at June 30, 2010, representing an increase of $29.7 million, or 3.3%, over June 30, 2009, and an increase of $18.9 million, or 2.1% from March 31, 2010.  The growth in loans reflects increases in most loan types, primarily commercial real estate and commercial loans, partially offset by a decrease in construction loans.

“Our emphasis on conservative lending practices has kept our loan charge-offs at a very manageable level, and we are encouraged by the decreases in charge-offs as compared to last quarter and the same quarter last year,” said Christina J. Cook, Chief Financial Officer.

Non-performing loans totaled $10.8 million, or 1.15% of Bancorp’s loan portfolio at June 30, 2010 compared to $11.4 million, or 1.24% of Bancorp’s loan portfolio at March 31, 2010 and $5.9 million or 0.65% a year ago.  Accruing loans past due 30 to 89 days increased to $3.7 million at June 30, 2010 from $1.0 million at March 31, 2010, and decreased from $7.2 million a year ago.

In the second quarter of 2010, Bancorp’s loan loss provision totaled $1.4 million, compared to $1.6 million in the prior quarter and $700 thousand in the same quarter a year ago.  The provision for loan losses totaled $2.9 million and $1.9 million in the first half of 2010 and 2009, respectively.  Net charge-offs in the second quarter of 2010 totaled $225 thousand compared to $1.5 million in the prior quarter, and $854 thousand in the same quarter a year ago.  The decrease to the provision for loan losses and net charge-offs in the second quarter of 2010 compared to the first quarter of 2010 primarily reflects a decrease in the volume of newly identified problem credits during the second quarter of 2010. The allowance for loan losses of $11.8 million totaled 1.25% of loans at June 30, 2010 compared to 1.16% and 1.11% at March 31, 2010 and June 30, 2009, respectively. The increase in the allowance for loan losses as a percentage of loans in the second quarter of 2010 relates to Management’s re-evaluation of loss factors assigned to certain loan categories.

Deposits

Total deposits grew $76.6 million or 8.3% over a year ago to $999.2 million.  The higher level reflected growth in most deposit categories, most notably time deposits, including CDARS®, and demand deposits. The Bank’s core business deposit market share remains the highest in our primary markets3.

“Our safety and soundness, as well as our commitment to relationship banking and the communities we serve has helped us attract additional deposits in our market,” said Colombo.

Earnings

Net interest income of $13.8 million in the quarter ended June 30, 2010 increased $724 thousand, or 5.6%, from the same period last year, and the year-to-date amount increased $1.0 million, or 4.0% from the same period last year. The increases reflect growth in the interest-earning assets and a reduced cost of funds. The tax-equivalent net interest margin was 5.01% in the second quarter of 2010, compared to 5.13% in the second quarter of 2009 and 5.00% in the prior quarter.  The tax-equivalent net interest margin was 5.00% in the first half of 2010 compared to 5.15% in the first half of 2009.  Decreases in the tax-equivalent net interest margin were primarily due to lower yields on investment securities (as a result of increased prepayments and lower yields on recent purchases) and a shift in the relative composition of interest-earning assets from higher-yielding loans to lower-yielding cash held at the Federal Reserve Bank and other short-term investments.

Non-interest income totaled $1.5 million in the second quarter of 2010, an increase of $232 thousand or 18.2% from the same period last year, primarily due to higher merchant interchange income. The 2010 year-to-date non-interest income of $2.9 million increased $344 thousand, or 13.7% from the same period last year due to higher merchant interchange income and higher Wealth Management Services fees.

Non-interest expense totaled $8.6 million in the second quarter of 2010, consistent with the same quarter last year, and increased $369 thousand, or 4.5%, compared to the first quarter of 2010.  The increase from last quarter reflected higher advertising expenses and higher data processing costs associated with process re-engineering, as well as higher shareholder expense due to our annual shareholder meeting.  Non-interest expense totaled $16.8 million and $16.2 million in the first half of 2010 and 2009, respectively, reflecting a 4.1% increase. The higher level of expense reflected higher personnel costs and occupancy costs associated with branch expansion and higher data processing costs, partially offset by the absence of the 2009 FDIC special assessment.

About Bank of Marin Bancorp

Bank of Marin Bancorp's assets currently exceed $1 billion. Bank of Marin, as the sole subsidiary of Bank of Marin Bancorp, is the largest community bank in Marin County with thirteen branch offices in Marin and Sonoma counties and a commercial loan production office in San Francisco. The Bank's Administrative offices are located in Novato, California.  Bank of Marin offers business and personal banking, private banking, and wealth management services, with a strong focus on supporting the local community.  Bank of Marin Bancorp is included in the Russell 2000 Small-Cap Index, is recognized as a Top Community Bank, ranked number 42 in the U.S. by US Banker Magazine, and has received the highest five star rating from Bauer Financial for more than ten years (www.bauerfinancial.com). Celebrating its 20th anniversary in 2010, Bank of Marin has been recognized as one of the "Best Places to Work in the Bay Area" and one of the "Top Corporate Philanthropists" by the San Francisco Business Times.

Forward Looking Statements

This release may contain certain forward-looking statements that are based on management’s current expectations regarding economic, legislative, and regulatory issues that may impact Bancorp’s earnings in future periods. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words “believe,” “expect,” “intend,” “estimate” or words of similar meaning, or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Factors that could cause future results to vary materially from current management expectations include, but are not limited to, general economic conditions, the  economic downturn in the United States and abroad, changes in interest rates, deposit flows, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory and technological factors affecting Bancorp’s operations, pricing, products and services. These and other important factors are detailed in various securities law filings made periodically by Bancorp, copies of which are available from Bancorp without charge. Bancorp undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

____________________________

1 The U.S. Department of the Treasury Capital Purchase Program.  In March 2009, Bancorp repurchased all 28,000 shares of preferred stock issued under the U.S. Department of the Treasury (the “Treasury”) Capital Purchase Program on December 5, 2008.  A total of $28.2 million was paid to the Treasury, including accrued dividends of $179 thousand. Warrants that were issued to the Treasury as part of the TCPP to purchase 154,242 shares of common stock at a per share exercise price of $27.23 remain outstanding.  Bancorp expects the Treasury to sell the warrant through auction.  As a result of the participation in the TCPP and the related repurchase, net income available to common stockholders for the first quarter of 2009 was reduced by $354 thousand in preferred stock dividends and $945 thousand in accelerated accretion on the preferred stock.

2 Federal Deposit Insurance Corporation.

3 Based on California Banksite Corporation deposit market share data as of December 31, 2009.

BANK OF MARIN BANCORP
FINANCIAL HIGHLIGHTS
Year To Year Comparison
June 30, 2010

(dollars in thousands, except per share data;  unaudited)

SECOND QUARTER	QTD 2010	QTD 2009	CHANGE	% CHANGE

NET INCOME	$3,338	$3,133	$205	6.5%

DILUTED EARNINGS PER COMMON SHARE	$0.63	$0.60	$0.03	5.0%

RETURN ON AVERAGE ASSETS (ROA)	1.14%	1.16%	(0.02%)	(1.7%)

RETURN ON AVERAGE EQUITY (ROE)	11.71%	12.25%	(0.54%)	(4.4%)

EFFICIENCY RATIO	56.29%	60.11%	(3.82%)	(6.4%)

TAX-EQUIVALENT NET INTEREST MARGIN4	5.01%	5.13%	(0.12%)	(2.3%)

NET CHARGE-OFFS	$225	$854	$(629)	(73.7%)

NET CHARGE-OFFS TO AVERAGE LOANS	0.02%	0.09%	(0.07%)	(77.8%)

YEAR-TO-DATE	YTD 2010	YTD 2009	CHANGE	% CHANGE

NET INCOME	$6,285	$6,362	$(77)	(1.2%)

DILUTED EARNINGS PER COMMON SHARE	$1.19	$0.97	$0.22	22.7%

RETURN ON AVERAGE ASSETS (ROA)	1.09%	1.20%	(0.11%)	(9.2%)

RETURN ON AVERAGE EQUITY (ROE)	11.24%	11.16%	0.08%	0.7%

EFFICIENCY RATIO	56.54%	56.99%	(0.45%)	(0.8%)

TAX-EQUIVALENT NET INTEREST MARGIN4	5.00%	5.15%	(0.15%)	(2.9%)

NET CHARGE-OFFS	$1,745	$1,700	$45	2.6%

NET CHARGE-OFFS TO AVERAGE LOANS	0.19%	0.19%	0.00%	0.0%

AT PERIOD END	June 30, 2010	June 30, 2009	CHANGE	% CHANGE

TOTAL ASSETS	$1,185,536	$1,094,359	$91,177	8.3%

LOANS:
COMMERCIAL	$164,711	$150,286	$14,425	9.6%
REAL ESTATE
COMMERCIAL OWNER-OCCUPIED	$152,504	$146,342	$6,162	4.2%
COMMERCIAL INVESTOR	$347,436	$319,146	$28,290	8.9%
CONSTRUCTION	$88,358	$119,354	$(30,996)	(26.0%)
HOME EQUITY	$87,947	$78,280	$9,667	12.3%
OTHER RESIDENTIAL	$70,719	$61,727	$8,992	14.6%
INSTALLMENT AND OTHER CONSUMER LOANS	$27,618	$34,479	$(6,861)	(19.9%)
TOTAL LOANS	$939,293	$909,614	$29,679	3.3%

NON-PERFORMING LOANS:
CONSTRUCTION	$5,654	$3,182	$2,472	77.7%
COMMERCIAL REAL ESTATE	$3,455	$1,243	$2,212	178.0%
COMMERCIAL	$1,354	$1,101	$253	23.0%
INSTALLMENT AND OTHER CONSUMER	$310	$383	$(73)	(19.1%)
TOTAL NON-PERFORMING LOANS	$10,773	$5,909	$4,864	82.3%

TOTAL ACCRUING LOANS 30-89 DAYS PAST DUE	$3,675	$7,228	$(3,553)	(49.2%)

LOAN LOSS RESERVE TO LOANS	1.25%	1.11%	0.14%	12.6%

LOAN LOSS RESERVE TO NON-PERFORMING LOANS	1.1	x	1.7	x	(0.6	)x	(35.3%)

NON-PERFORMING LOANS TO TOTAL LOANS	1.15%	0.65%	0.50%	76.9%

TEXAS RATIO5	8.52%	5.24%	3.28%	62.6%

TOTAL DEPOSITS	$999,178	$922,605	$76,573	8.3%

LOAN TO DEPOSIT RATIO	94.0%	98.6%	(4.6%)	(4.7%)

STOCKHOLDERS' EQUITY	$115,968	$103,587	$12,381	12.0%

BOOK VALUE PER SHARE	$22.06	$19.90	$2.16	10.9%

TANGIBLE COMMON EQUITY TO ASSETS6	9.78%	9.47%	0.31%	3.3%

TOTAL RISK BASED CAPITAL RATIO-BANK7	12.2%	11.6%	0.60%	5.2%

TOTAL RISK BASED CAPITAL RATIO-BANCORP7	12.8%	11.7%	1.10%	9.4%

4	Net interest income is annualized by dividing actual number of days in the period times 360 days.
5	(Non-performing assets + 90 day delinquent loans)/(tangible common equity + allowance for loan losses)
6	Tangible common equity includes common stock, retained earnings and unrealized gain on available for sale securites, net of tax.
7	Current period estimated.

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF CONDITION
at June 30, 2010, March 31, 2010 and June 30, 2009

(in thousands, except share data; unaudited)	June 30, 2010	March 31, 2010	June 30, 2009

Assets
Cash and due from banks	$50,477	$35,811	$46,376
Short-term investments and Federal funds sold	18,706	49,632	300
Cash and cash equivalents	69,183	85,443	46,676

Investment securities
Held to maturity, at amortized cost	30,324	30,360	30,655
Available for sale (at fair market value; amortized cost $108,004, $94,434 and $75,012 at June 30, 2010, March 31, 2010, and June 30, 2009, respectively)	111,781	97,176	76,365
Total investment securities	142,105	127,536	107,020

Loans, net of allowance for loan losses of $11,773, $10,648 and $10,135 at June 30, 2010, March 31, 2010 and June 30, 2009, respectively	927,520	909,708	899,479
Bank premises and equipment, net	8,047	7,938	7,883
Interest receivable and other assets	38,681	38,152	33,301

Total assets	$1,185,536	$1,168,777	$1,094,359

Liabilities and Stockholders' Equity

Liabilities
Deposits
Non-interest bearing	$257,643	$247,881	$237,571
Interest bearing
Transaction accounts	98,375	93,604	88,353
Savings accounts	52,041	51,903	46,841
Money market accounts	382,277	402,799	390,872
CDARS® time	81,463	72,906	60,234
Other time	127,379	118,205	98,734
Total deposits	999,178	987,298	922,605

Federal funds purchased and Federal Home Loan Bank borrowings	55,000	55,000	55,000
Subordinated debenture	5,000	5,000	5,000
Interest payable and other liabilities	10,390	8,967	8,167

Total liabilities	1,069,568	1,056,265	990,772

Stockholders' Equity
Preferred stock, no par value, $1,000 per share liquidation preference
Authorized - 5,000,000 shares; none issued	---	---	---
Common stock, no par value
Authorized - 15,000,000 shares
Issued and outstanding - 5,256,174 shares, 5,240,044 shares and 5,205,538 shares at June 30, 2010, March 31, 2010 and June 30, 2009, respectively	54,420	54,116	53,047
Retained earnings	59,357	56,806	49,755
Accumulated other comprehensive income, net	2,191	1,590	785

Total stockholders' equity	115,968	112,512	103,587

Total liabilities and stockholders' equity	$1,185,536	$1,168,777	$1,094,359

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the three months ended June 30, 2010, March 31, 2010 and June 30, 2009

(in thousands, except per share amounts; unaudited)	June 30, 2010	March 31, 2010	June 30, 2009

Interest income
Interest and fees on loans	$14,169	$13,681	$13,623
Interest on investment securities
Securities of U.S. Government agencies	885	728	809
Obligations of state and political subdivisions	285	286	287
Corporate debt securities and other	138	170	115
Interest on Federal funds sold and short-term investments	28	22	3
Total interest income	15,505	14,887	14,837

Interest expense
Interest on interest-bearing transaction accounts	26	23	31
Interest on savings accounts	27	25	23
Interest on money market accounts	729	797	794
Interest on CDARS® time accounts	233	209	183
Interest on other time accounts	377	354	397
Interest on borrowed funds	356	351	376
Total interest expense	1,748	1,759	1,804

Net interest income	13,757	13,128	13,033
Provision for loan losses	1,350	1,550	700
Net interest income after provision for loan losses	12,407	11,578	12,333

Non-interest income
Service charges on deposit accounts	463	446	432
Wealth Management Services	368	395	351
Other income	674	508	490
Total non-interest income	1,505	1,349	1,273

Non-interest expense
Salaries and related benefits	4,561	4,606	4,418
Occupancy and equipment	914	898	842
Depreciation and amortization	360	338	336
FDIC insurance	375	362	832
Data processing	485	446	392
Professional services	454	432	395
Other expense	1,442	1,140	1,385
Total non-interest expense	8,591	8,222	8,600
Income before provision for income taxes	5,321	4,705	5,006

Provision for income taxes	1,983	1,758	1,873
Net income	$3,338	$2,947	$3,133

Net income available to common stockholders	$3,338	$2,947	$3,133

Net income per common share:
Basic	$0.64	$0.56	$0.61
Diluted	$0.63	$0.56	$0.60

Weighted average shares used to compute net income per common share:
Basic	5,234	5,218	5,164
Diluted	5,308	5,295	5,214

Dividends declared per common share	$0.15	$0.15	$0.14

BANK OF MARIN BANCORP
CONSOLIDATED STATEMENT OF OPERATIONS
for the six months ended June 30, 2010 and June 30, 2009

(in thousands, except per share amounts; unaudited)	June 30, 2010		June 30, 2009

Interest income
Interest and fees on loans		$27,850	$27,085
Interest on investment securities
Securities of U.S. Government agencies		1,613	1,677
Obligations of state and political subdivisions		571	533
Corporate debt securities and other		308	116
Interest on Federal funds sold and short-term investments		50	3
Total interest income		30,392	29,414

Interest expense
Interest on interest-bearing transaction accounts		49	55
Interest on savings accounts		52	45
Interest on money market accounts		1,526	1,562
Interest on CDARS® time accounts		442	364
Interest on other time accounts		731	810
Interest on borrowed funds		707	737
Total interest expense		3,507	3,573

Net interest income		26,885	25,841
Provision for loan losses		2,900	1,885
Net interest income after provision for loan losses		23,985	23,956

Non-interest income
Service charges on deposit accounts		909	867
Wealth Management Services		763	667
Other income		1,182	976
Total non-interest income		2,854	2,510

Non-interest expense
Salaries and related benefits		9,167	8,764
Occupancy and equipment		1,812	1,619
Depreciation and amortization		698	686
FDIC insurance		737	1,149
Data processing		931	773
Professional services		886	818
Other expense		2,582	2,348
Total non-interest expense		16,813	16,157
Income before provision for income taxes		10,026	10,309

Provision for income taxes		3,741	3,947
Net income		$6,285	$6,362

Preferred stock dividends and accretion	$	---	$(1,299)
Net income available to common stockholders		$6,285	$5,063

Net income per common share:
Basic		$1.20	$0.98
Diluted		$1.19	$0.97

Weighted average shares used to compute net income per common share:
Basic		5,226	5,155
Diluted		5,302	5,199

Dividends declared per common share		$0.30	$0.28